Exhibit 22

(22) SUBSIDIARIES OF THE REGISTRANT

                                                  STATE OF
NAME                                               INCORPORATION


The Annapolis Banking and Trust Company                   Maryland
Baltimore Trust Company                                   Delaware
Bank of Southern Maryland                                 Maryland
Calvert Bank and Trust Company                            Maryland
The Chestertown Bank of Maryland                          Maryland
The Citizens National Bank                                United States
County Banking & Trust Company                            Maryland
The Eastville Bank                                        Virginia
Farmers & Merchants Bank - Eastern Shore                  Virginia
The Fidelity Bank                                         Maryland
The First National Bank of St. Mary's                     United States
The Forest Hill State Bank                                Maryland
Fredericktown Bank & Trust Company                        Maryland
MBC Agency, Inc.                                          Maryland
  Mercantile Life Insurance Company                        Arizona
MBC Realty, Inc.                                          Maryland
Mercantile Mortgage Corporation                           Maryland
  Benchmark Appraisal Group, Inc.                         Maryland
Mercantile-Safe Deposit and Trust Company                 Maryland
  Mercantile Pennsylvania Corporation                     Maryland
The National Bank of Fredericksburg                       United States
Peninsula Bank                                            Maryland
The Peoples Bank of Maryland                              Maryland
Potomac Valley Bank                                       Maryland
St. Michaels Bank                                         Maryland
Westminster Bank and Trust Company of
  Carroll County                                          Maryland

Each of the foregoing subsidiaries conducts business under its corporate name.